EXHIBIT A


   HANSEN, BARNETT & MAXWELL
  A Professional Corporation
 CERTIFIED PUBLIC ACCOUNTANTS

                                                          (801) 532-2200
      Member of AICPA Division of Firms                Fax (801) 532-7944
            SEC Practice Section                    5 Triad Center, Suite 750
  Member of Summit International Associates      Salt Lake City, Utah 84180-1128



May 15, 2002



To the Board of Directors and Stockholders
CirTran Corporation

         The Company will not be able to file its Form 10-QSB on May 15, 2002. Because the Company hired a new auditing firm on March 12, 2002, the start of the Company's annual audit and the completion of annual reporting have been delayed. The audit has now been completed and the Form 10-KSB for 2001 should be filed within the next few days. Because the annual audit was not completed, the Company could not finalize its first quarter 2002 financials. It is however anticipated that both the Form 10-KSB and the Form 10-QSB for the quarter ended March 31, 2002 will be filed within the 5 calendar days of the May 15, 2002 deadline.



                                          HANSEN, BARNETT & MAXWELL